Paymentus Reports First Quarter 2024 Financial Results

Revenue increased 24.6% year-over-year

Adjusted EBITDA rose 135.5%, reflecting a 28.6% adjusted EBITDA margin

CHARLOTTE, North Carolina, May 6, 2024 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for the quarter ended March 31, 2024.

“Paymentus began this year with another outstanding quarter, driven mainly by higher transaction activity from both new and existing billers. Revenue, contribution profit and adjusted EBITDA all grew year-over-year by 24.6%, 29.6% and 135.5%, respectively. We continue to see strong momentum in our bookings and backlog, supporting our positive outlook for the rest of 2024,” said Dushyant Sharma, Founder and CEO.

First Quarter 2024 Financial and Business Highlights

•
Revenue was $184.9 million, an increase of 24.6% year-over-year, driven largely by increased transactions.
•
Gross profit was $52.7 million, an increase of 31.6% year-over-year. Adjusted gross profit(1) was $57.6 million, up 31.9% year-over-year.
•
Contribution profit(1) was $69.4 million, a year-over-year increase of 29.6%.
•
Net income was $7.2 million and GAAP earnings per share was $0.06. Non-GAAP net income(1) was $12.2 million and non-GAAP earnings per share(1) was $0.10. Prior year non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology described in the section "Use and Definitions of Non-GAAP Financial Measures" below.
•
Adjusted EBITDA(1) was $19.8 million for the first quarter of 2024, representing a 28.6% adjusted EBITDA margin(1), an increase of 135.5% year-over-year.
•
The Company processed 135.3 million transactions in the first quarter of 2024, an increase of 24.7% from the first quarter of 2023.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission, or SEC on March 5, 2024.

	Second Quarter 2024	Fiscal-Year 2024
Revenue	$178 million to $183 million	$737 million to $755 million
Contribution Profit	$68 million to $70 million	$281 million to $293 million
Adjusted EBITDA	$17 million to $19 million	$71 million to $79 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 5:00 p.m. ET (2:00 p.m. PT) today to discuss first quarter 2024 results and its outlook for the remainder of 2024. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-404-975-4839 (International), access code 015923. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 2,200 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding demand, bookings and backlog, pipeline, outlook for 2024, our future financial performance and our updated second quarter and full-year 2024 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net, other non-recurring income, and foreign exchange gain (loss)), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization from acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as net income and net income per share, respectively, excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles. Beginning with the quarter ended June 30, 2023, we have excluded stock-based compensation from the calculation of our non-GAAP net income and non-GAAP EPS to be consistent with our methodology for non-GAAP operating expenses, which we believe enhances the understanding of our operating performance and enables more meaningful period-to-period comparisons. Our non-GAAP net income and non-GAAP EPS for the three months ended March 31, 2023 were recast to conform to the updated methodology and are reflected herein for comparison purposes.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
media-relations@paymentus.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$184,875	$148,328
Cost of revenue	132,150	108,250
Gross profit	52,725	40,078
Operating expenses
Research and development	12,051	11,653
Sales and marketing	23,239	20,264
General and administrative	9,092	9,145
Total operating expenses	44,382	41,062
Income (loss) from operations	8,343	(984)
Other income (expense)
Interest income, net	2,186	1,440
Other non-recurring income	213	--
Foreign exchange gain (loss)	18	(8)
Income before income taxes	10,760	448
(Provision for) benefit from income taxes	(3,534)	256
Net income	$7,226	$704
Net income per share
Basic	$0.06	$0.01
Diluted	$0.06	$0.01
Weighted-average number of shares used to compute net income per share
Basic	123,945,778	123,289,584
Diluted	126,917,654	123,792,741

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$180,138	$179,361
Restricted cash and cash equivalents	4,014	3,834
Accounts and other receivables, net of allowance for expected credit losses of $399 and $435, respectively	84,178	76,389
Income tax receivable	20	259
Prepaid expenses and other current assets	11,293	10,505
Total current assets	279,643	270,348
Property and equipment, net	1,575	1,558
Capitalized internal-use software development costs, net	61,767	58,787
Intangible assets, net	25,137	27,158
Goodwill	131,850	131,860
Operating lease right-of-use assets	9,477	10,027
Deferred tax asset	91	94
Other long-term assets	4,435	5,031
Total assets	$513,975	$504,863
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$41,097	$35,182
Accrued liabilities	12,334	21,301
Current portion of operating lease liabilities	1,966	1,853
Contract liabilities	4,097	4,089
Income tax payable	3,132	363
Total current liabilities	62,626	62,788
Deferred tax liability	1,159	1,067
Operating lease liabilities, less current portion	8,054	8,661
Contract liabilities, less current portion	2,752	2,731
Total liabilities	74,591	75,247
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 21,744,165 and 20,758,603 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively; 102,381,811 and 103,062,508 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	10	10
Additional paid-in capital	380,357	377,773
Accumulated other comprehensive income	45	87
Retained earnings	58,970	51,744
Total stockholders’ equity	439,384	429,616
Total liabilities and stockholders' equity	$513,975	$504,863

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$7,226	$704
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,537	7,239
Deferred income taxes	92	92
Stock-based compensation	2,933	2,159
Non-cash lease expense	506	462
Amortization of contract asset	451	696
Provision for (benefit from) expected credit losses	48	(239)
Other non-recurring income	(213)	—
Change in operating assets and liabilities
Accounts and other receivables	(7,850)	(8,333)
Prepaid expenses and other current and long-term assets	(993)	861
Accounts payable	5,793	3,297
Accrued liabilities	(8,166)	(2,749)
Operating lease liabilities	(446)	(469)
Contract liabilities	28	2,061
Income taxes receivable, net of payable	3,008	(1,018)
Net cash provided by operating activities	10,954	4,763
Cash flows from investing activities
Purchases of property and equipment	(116)	(67)
Purchase of interest-bearing deposits	(723)	—
Proceeds from matured interest-bearing deposits	602	—
Capitalized internal-use software development costs	(9,276)	(8,219)
Net cash used in investing activities	(9,513)	(8,286)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	100	5
Settlement of holdback liability related to prior acquisitions	(506)	—
Payments on other financing obligations	—	(1,025)
Payments on finance leases	—	(102)
Net cash used in financing activities	(406)	(1,122)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(78)	(17)
Net increase (decrease) in cash, cash equivalents and Restricted cash	957	(4,662)
Cash and cash equivalents and Restricted cash at the beginning of period	183,195	149,685
Cash and cash equivalents and Restricted cash at the end of period	$184,152	$145,023
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at the beginning of period	179,361	147,334
Restricted cash at the beginning of period	3,834	2,351
Cash and cash equivalents and Restricted cash at the beginning of period	$183,195	$149,685
Cash and cash equivalents at the end of period	180,138	143,637
Restricted cash at the end of period	4,014	1,386
Cash and cash equivalents and Restricted cash at the end of period	$184,152	$145,023

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Gross profit	$52,725	$40,078
Stock-based compensation	51	45
Amortization of capitalized software development costs	4,029	2,738
Amortization of acquisition-related intangibles	829	829
Adjusted gross profit	$57,634	$43,690

Contribution Profit

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Gross profit	$52,725	$40,078
Plus: other cost of revenue	16,642	13,453
Contribution profit	$69,367	$53,531

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income (loss) — GAAP	$7,226	$704
Interest income, net	(2,186)	(1,440)
Other non-recurring income (1)	(213)	--
Provision for (benefit from) income taxes	3,534	(256)
Amortization of capitalized software development costs	6,311	4,693
Amortization of acquisition-related intangibles	2,021	2,224
Depreciation	205	322
EBITDA	$16,898	$6,247

Adjustments
Foreign exchange (gain) loss	(18)	8
Stock-based compensation	2,933	2,159
Adjusted EBITDA	$19,813	$8,414
Adjusted EBITDA margin	28.6%	15.7%

(1) Other non-recurring income consists of a remeasurement adjustment relating to the purchase price of a prior acquisition.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expenses

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Operating expenses - GAAP	$44,382	$41,062
Stock-based compensation	(2,882)	(2,114)
Amortization of acquisition-related intangibles	(1,191)	(1,395)
Non-GAAP operating expense	$40,309	$37,553

Non-GAAP Net Income & Non-GAAP EPS

Revised Methodology:

The prior year and most recent quarter non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology.

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income — GAAP	$7,226	$704
Stock-based compensation	2,933	2,159
Amortization of acquisition-related intangibles	2,021	2,224
Non-GAAP net income	$12,180	$5,087

Weighted-average shares of common stock — diluted	126,917,654	123,792,741
Non-GAAP earnings per share — diluted	$0.10	$0.04

Previous Methodology:

The following tables set forth our non-GAAP financial measures using the previous methodology with reconciliations to the most directly comparable GAAP financial measures:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net income — GAAP	$7,226	$704
Amortization of acquisition-related intangibles	2,021	2,224
Non-GAAP net income	$9,247	$2,928

Weighted-average shares of common stock — diluted	126,917,654	123,792,741
Non-GAAP earnings per share — diluted	$0.07	$0.02

Free Cash Flow

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$10,954	$4,763
Purchases of property and equipment and software	(116)	(67)
Capitalized software development costs	(9,276)	(8,219)
Free cash flow	$1,562	$(3,523)
Net cash used in investing activities	$(9,513)	$(8,286)
Net cash used in financing activities	$(406)	$(1,122)